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Release:  March 5, 2001

Contact:  AT MAGNETEK            ADS            AT THE FINANCIAL RELATIONS BOARD
          -----------            ---            --------------------------------

          Robert Murray          Lyle Ratner    General Info:  Peter Seltzberg
          Magnetek, Inc.         ADS            Analyst Info:  John McNamara
          615-316-5270           800-443-4742   212-661-8030
          BMURRAY@MAGNETEK.COM


           MAGNETEK, INC. EXPANDS ITS REACH IN NORTH AMERICAN TELECOM
             MARKET WITH ACQUISITION OF ADS THE POWER RESOURCE, INC.

LOS ANGELES, CA, MONDAY, MARCH 5, 2001 -- MagneTek, Inc. (NYSE: MAG) announced today that it has acquired ADS The Power Resource, Inc., a privately held power systems integrator headquartered in Dallas, TX. Together with J-Tec, Inc., acquired three months ago, ADS expands MagneTek's ability to engineer, fabricate and install turnkey power systems from 1 through 10,000 amps for communications service providers and contractors requiring very precise, reliable power.

         Specializing in packaged power solutions, ADS custom-builds modular power systems for customers including telecom, datacom and internet service providers, utilities, government agencies and original equipment manufacturers. The company is ISO-9001 certified with patents pending on a number of its recent power system innovations. It also offers a comprehensive line of modular power products, including converters, inverters, controllers, rectifiers, battery chargers, UPSs, batteries and accessories.

         Serving major telecom markets in the U.S., ADS generated revenue of approximately $16 million in its most recent fiscal year ended September 30, 2000, and has grown at a compound annual rate of 32% over the past three years. Some of its major customers include Nortel, The Williams Companies, Alcatel, Worldcom/MCI, SBC, Fujitsu, NEC and Verizon.

         MagneTek's chief executive officer, Andrew Galef, noted that ADS complements the capabilities of J-Tec, the Greenville, Ohio-based telecom systems integrator that MagneTek acquired in November. "Both companies are leading power systems providers, and both constitute outstanding channels to the North American telecom market, which is a key component of our growth strategy," he said. "ADS specializes in power systems below 1500 amps, while J-Tec's strength is in power plants above 1500 amps. The opportunities for internal synergy and enhanced customer service are clear, with ADS's strength in fabrication added to J-Tec's design and installation capabilities."

         Lyle Ratner, president of ADS concurred. "We are excited about joining an international power electronics innovator like MagneTek and its growing telecom power systems capability. We believe this is a full-service, customer-needs-focused `powerhouse' in the making," he concluded. Together, ADS and J-Tec comprise a power systems integration capability approaching $60 million in annual sales, growing at a compound annual rate in excess of 20%.

         MagneTek manufactures digital power products for communications, industrial and building systems, data processing, imaging and other applications requiring precision power. The company operates six manufacturing and research facilities in North America and two in Europe, employing a total of approximately 2,000 people. Listed on the New York Stock Exchange (NYSE: MAG), MagneTek reported revenue of $294 million for its 2000 fiscal year, which ended on June 30, 2000.

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THE FOREGOING ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT
TO RISKS AND UNCERTAINTIES WHICH, IN MANY CASES, ARE BEYOND THE CONTROL OF THE COMPANY. THESE INCLUDE BUT ARE NOT LIMITED TO ECONOMIC CONDITIONS IN GENERAL, BUSINESS CONDITIONS IN ELECTRICAL AND ELECTRONIC EQUIPMENT MARKETS, COMPETITIVE FACTORS SUCH AS PRICING AND TECHNOLOGY, AND THE RISK THAT THE COMPANY'S ULTIMATE COSTS OF DOING BUSINESS EXCEED PRESENT ESTIMATES. FURTHER INFORMATION ON FACTORS THAT COULD AFFECT MAGNETEK'S FINANCIAL RESULTS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE.